Exhibit 10.3

Money Loan Agreement

This money loan agreement has been made and entered into by the Lender Fuji Kigyo Co., Ltd. and the borrower, Link Bit Consulting Co., Ltd., as follows.

Article 1 (Borrowing and Lending term)

On December 18, 2015 the lender lent the amount JPY100, 000,000 to the borrower by transferring it to the account specified by the borrower, and the borrower admitted the entry.

Article 2 (Interest)

The interest rate is 12% per annum for the principal and shall be paid by every month-end according to the lender‘s instruction.

Article 3 (Repayment)

The borrower shall pay back the principal by installment for 20 times (5,000,000yen per month) starting from the end of July 2017 to the end of February 2019, after completing the principal repayment in accordance with "Agreement of the loan agreement change." dated April 13.2015.

Article 4 (acceleration clause)

If any of the following items has occurred, the borrower will lose the benefit of time and may need to repay the principal immediately even without any notification from the lender.

1. If the borrower is filed for compulsory execution or auction, commencement of bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, special liquidation proceedings, by other liabilities.

2. If the borrower is filed for provisional attachment, or filed for attachment, auction, commencement of bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, special liquidation proceedings, or other similar proceedings by other liabilities.

3. If the borrower violates any provision of this Agreement.

4. If the equivalent to the above items occurred that requires debt conservation.

Article 5 (Jurisdiction)

The court that has jurisdiction over the lender’s domicile shall have exclusive jurisdiction for the resolution of any disputes in connection with this Agreement.

IN WITNESS WHEREOF, both parties hereto have executed this Agreement in duplicate with their seals, and the lender shall retain the original and the borrower to retain one copy.

Dec.18, 2015

Lender	2-3-34, Mita, Minato-ku Tokyo, Japan
Fuji Co., Ltd.
Yumiko Noda, Representative Director

Borrower	1-16-1 Kaigan, Minato-ku, Tokyo, Japan
New Pier Takeshiba Southtower 21st floor
Link Bit Consulting Co., Ltd.
Shuya Watanabe, CEO